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                                                                 EXHIBIT 4.70

                                                                  LOAN NO. T0347


                                  COBANK, ACB


                        AGREEMENT REGARDING AMENDMENTS

                              TO LOAN DOCUMENTS


STATE OF LOUISIANA        )
                          )
PARISH OF CALCASIEU       )


STATE OF GEORGIA          )
                          )
COBB COUNTY               )




         BEFORE the respective Notaries Public, and in the presence of the respective undersigned competent witnesses, personally came and appeared the parties listed below, who, after being duly sworn, did state:

         THIS AGREEMENT REGARDING AMENDMENTS TO LOAN DOCUMENTS (this "Amendment Agreement") is made and entered into as of November 15, 1996, by and among CTC FINANCIAL, INC. (the "Borrower"), MERCURY, INC. ("Mercury"), MISSISSIPPI ONE CELLULAR COMPANY ("Mississippi One"), WILLIAM L. HENNING, SR. ("Mr. Henning") and COBANK, ACB ("CoBank").

                                R E C I T A L S

         WHEREAS, CoBank and the Borrower have entered into that certain Loan Agreement, dated as of May 15, 1996 (as the same may be amended, modified, supplemented, extended or restated from time to time, the "Loan Agreement"), providing for a loan in the principal amount not to exceed $5,000,000 (the "Loan"); and

         WHEREAS, the proceeds of the Loan have been or will be reloaned by the Borrower to Mercury for the purposes set forth in the Loan Agreement; and
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Amendment Agreement/CTC Financial
Loan No. T0347

         WHEREAS, as an inducement to CoBank to enter into the Loan Agreement and make the Loan, Mercury has made that certain Continuing Guaranty, dated as of May 15, 1996, for the benefit of CoBank, as amended by that certain First Amendment and Supplement to Continuing Guaranty, dated as of July 1, 1996 (as the same may be further amended, modified, supplemented, extended or restated from time to time, the "Mercury Guaranty"), which guarantees, among other things, the Borrower's obligations with respect to the Loan; and

         WHEREAS, as an additional inducement to CoBank to enter into the Loan Agreement and make the Loan, Mississippi One has made that certain Amended and Restated Continuing Guaranty, dated as of May 15, 1996, for the benefit of CoBank, as later amended by that certain First Amendment and Supplement to Amended and Restated Continuing Guaranty, dated as of July 1, 1996 (as the same may be further amended, modified, supplemented, extended or restated from time to time, the "Mississippi One Guaranty"), which guarantees, among other things, the Borrower's obligations with respect to the Loan; and

         WHEREAS, as an additional inducement to CoBank to enter into the Loan Agreement and make the Loan, Mr. Henning has made that certain Limited Recourse Continuing Guaranty, dated as of May 15, 1996, for the benefit of CoBank, as amended by that certain First Amendment and Supplement to Limited Recourse Continuing Guaranty, dated as of July 1, 1996 (as the same may be further amended, modified, supplemented, extended or restated from time to time, the "Henning Guaranty"), which guarantees, among other things, the Borrower's obligations with respect to the Loan; and

         WHEREAS, each of Mississippi One and Mercury have entered into certain security documents identified in the Loan Agreement to secure, among other things, their respective obligations under the Mississippi One Guaranty and Mercury Guaranty; and

         NOW, THEREFORE, in consideration of the foregoing and the agreements set forth in this Amendment Agreement, the Borrower, Mercury, Mississippi One, Mr. Henning and CoBank agree as follows:

         1. DEFINITIONS. Capitalized terms used herein not otherwise defined herein shall have the meaning ascribed to them in the Loan Agreement.

         2. THE LOAN. Section 1 of the Loan Agreement is hereby amended and supplemented by deleting such Section in its entirety and substituting in lieu thereof the following Section:





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Amendment Agreement/CTC Financial
Loan No. T0347


         "SECTION 1.      THE LOAN.  On the terms and conditions set forth in
         this Agreement, and subject to Section 11, CoBank agrees to make a loan (the "Loan") to the Borrower, by means of one or more advances, in an aggregate principal amount not to exceed $5,000,000, during the period commencing on the date hereof and ending on but not including the earlier date (the "Termination Date") of (i) March 31, 1997, (ii) the effective date of the merger (the "Merger") of Mercury, Inc. ("Mercury") and Mercury Cellular Telephone Company ("MCTC"), or (iii) such later date as CoBank in its sole discretion may authorize in writing. Under the Loan, amounts borrowed and later repaid or prepaid may not be reborrowed."

         3. PURPOSE AND USE OF PROCEEDS. Section 3 of the Loan Agreement is hereby amended and supplemented by deleting such Section in its entirety and substituting in lieu thereof the following Section:

         "SECTION 2. The proceeds of the Loan shall be reloaned by the Borrower to Mercury to be applied by Mercury solely to invest in Mississippi One Cellular Telephone Company ("Mississippi One") and be applied by Mississippi One solely (a) to finance the acquisition of the assets of West Alabama Cellular Telephone Company, Inc. ("West Alabama") pursuant to the terms of that certain Asset Purchase Agreement, dated as of March 4, 1996, by and between Mississippi One and West Alabama (the "Acquisition Agreement"), related acquisition costs, (b) for Mississippi One's capital expenditures and working capital needs, (c) to repay the Cameron Debt (as defined in Section 11(A)(10) and (d) to pay the costs and fees associated with closing the Loan. The Borrower agrees that the proceeds of the Loan shall be used only for the purposes set forth in this Section 2."

         4. INTEREST RATE. The first sentence of Section 4(A) of the Loan Agreement is hereby amended and supplemented by deleting such sentence in its entirety and substituting in lieu thereof the following sentence:

         "The unpaid principal balance of the Loan shall accrue interest at a variable annual interest rate (the "Variable Rate") equal at all times to the sum of the National Variable Rate (as hereinafter defined) minus one-quarter of one percent (0.25%)."

         5. OTHER REFERENCES. All references in the Loan Agreement to "this Agreement" shall hereafter be to the Loan Agreement as amended by this Amendment Agreement. Further, all references in the Mercury Guaranty, the Mississippi One Guaranty, the Henning





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Amendment Agreement/CTC Financial
Loan No. T0347


Guaranty, and the other Loan Documents to the Loan Agreement shall hereafter to be to the Loan Agreement as amended by this Amendment Agreement.

         6. GUARANTOR CONSENTS. Mercury, Mississippi One and Mr. Henning hereby expressly consent to the amendments set forth in this Amendment Agreement and confirm that the Mercury Guaranty, the Mississippi One Guaranty and the Henning Guaranty and the other Loan Documents to which each is a party remain in full force and effect and guaranty and secure the obligations of the Borrower under the Loan Agreement and with respect to the Loan.

         7. NOVATION. This Amendment Agreement shall not constitute a novation of any of the indebtedness, promissory notes or other documents or agreements executed or delivered in connection with the Loan Agreement or the Loan, including any of the Loan Documents. Except as expressly provided in this Amendment Agreement, the Loan Agreement, the Mercury Guaranty, the Mississippi One Guaranty, the Henning Guaranty and the other Loan Documents remain in full force and effect.

         8. COUNTERPARTS. This Amendment Agreement may be executed in any number of counterparts and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original and shall be binding upon all parties and their respective permitted successors and assigns, and all of which taken together shall constitute one and the same agreement.

         9. GOVERNING LAW. Except to the extent governed by applicable federal law, this Amendment Agreement shall be governed by and construed in accordance with the laws of the State of Louisiana, without reference to choice of law doctrine.

                        (Signatures on following page.)





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Amendment Agreement/CTC Financial
Loan No. T0347


         THUS DONE AND SIGNED in several counterparts at the places and on the dates indicated below, and in the presence of the respective undersigned Notaries Public and the respective undersigned witnesses indicated below, by duly authorized officers of the respective parties, after a due reading of the whole.

         At Lake Charles, Louisiana, on November __, 1996.

                                           CTC FINANCIAL, INC.


                                            By:
                                               ---------------------------------
                                               Name:
                                                    ----------------------------
                                               Title:
                                                     ---------------------------


                                           Attest:
                                                  ------------------------------
                                                   Name:
                                                        ------------------------
                                                   Title:
                                                         -----------------------

                                                            [CORPORATE SEAL]

Witnesses to all signatures:


-------------------------------------------
Witness


-------------------------------------------
Witness

-------------------------------------------
Notary Public

My commission expires:
                      -----------

         [NOTARIAL SEAL]

                      (Signatures continued on next page.)





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Amendment Agreement/CTC Financial
Loan No. T0347



                   (Signatures continued from previous page.)

         At Lake Charles, Louisiana on November __, 1996.

                                           MERCURY,  INC.


                                            By:
                                               ---------------------------------
                                               Name:
                                                    ----------------------------
                                               Title:
                                                     ---------------------------


                                           Attest:
                                                  ------------------------------
                                                   Name:
                                                        ------------------------
                                                   Title:
                                                         -----------------------

                                                            [CORPORATE SEAL]
Witnesses to all signatures:


-------------------------------------------
Witness


-------------------------------------------
Witness


-------------------------------------------
Notary Public

My commission expires:
                      -----------

         [NOTARIAL SEAL]

                      (Signatures continued on next page.)





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Amendment Agreement/CTC Financial
Loan No. T0347



                   (Signatures continued from previous page.)


         At Lake Charles, Louisiana on November __, 1996.


                                           MISSISSIPPI ONE CELLULAR
                                           TELEPHONE COMPANY

                                            By:
                                               ---------------------------------
                                               Name:
                                                    ----------------------------
                                               Title:
                                                     ---------------------------


                                           Attest:
                                                  ------------------------------
                                                   Name:
                                                        ------------------------
                                                   Title:
                                                         -----------------------

                                                            [CORPORATE SEAL]

Witnesses to all signatures:


-------------------------------------------
Witness


-------------------------------------------
Witness

-------------------------------------------
Notary Public

My commission expires:
                      -----------

         [NOTARIAL SEAL]

                      (Signatures continued on next page.)





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Amendment Agreement/CTC Financial
Loan No. T0347



                   (Signatures continued from previous page.)


         At Lake Charles, Louisiana on November __, 1996.


                                            By:                           (SEAL)
                                               ---------------------------------
                                                 William L. Henning, Sr.


Witnesses to all signatures:


-------------------------------------------
Witness


-------------------------------------------
Witness


-------------------------------------------
Notary Public

My commission expires:
                      -----------

         [NOTARIAL SEAL]

                      (Signatures continued on next page.)





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Amendment Agreement/CTC Financial
Loan No. T0347



                   (Signatures continued from previous page.)


         At Atlanta, Georgia, on November __, 1996.


                                           COBANK, ACB


                                           By:
                                              ----------------------------------
                                               Name:
                                                    ----------------------------
                                               Title:
                                                     ---------------------------


Witnesses to signature:


-------------------------------------------
Witness


-------------------------------------------
Witness


-------------------------------------------
Notary Public

My commission expires:
                      -----------

         [NOTARIAL SEAL]





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